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EXHIBIT NO. 10.71:      AGREEMENT AND PLAN OF REORGANIZATION, DATED FEBRUARY 19,
                        1997, AS AMENDED, AMONG THE COMPANY AND MESSRS.
                        DAVID, ALAN AND SIDNEY SINGER.

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                    AGREEMENT AND PLAN OF REORGANIZATION

                                dated as of

                             February 19, 1997

                                   among

                           STERLING VISION, INC.

                                    and

                               SIDNEY SINGER

                                ALAN SINGER

                                    and

                                DAVID SINGER

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                             TABLE OF CONTENTS

Section 1. Exchange of Stock................................................1

   1.1 Number of Shares.....................................................1
   1.2 Delivery of Certificates by Shareholders.............................2
   1.3 Pledge of Shares.....................................................2
   1.4 Further Assurances...................................................2
   1.5 Changes in Sterling's Capitalization.................................3
   1.6 Adjustment in Number of Shares.......................................3

       (a)Pre-Closing Adjustment............................................3
       (b)Post-Closing Adjustment...........................................4
       (c)Fractional Shares.................................................5

   1.7 Registration of Shares...............................................5
   1.8 Restrictions on Resale...............................................8
   1.9 Funding Singer......................................................11
   1.10 Liability of Singer and the Subsidiaries...........................11

Section 2. Closing.........................................................12

Section 3. Representations and Warranties of Singer........................13

   3.1 Organization, Good Standing and Qualification.......................13
   3.2 Capitalization......................................................13
   3.3 Authority; Execution and Delivery; Requisite Consents,
       Nonviolation........................................................14
   3.4 Subsidiaries........................................................16
   3.5 Singer Financial Information........................................16
   3.6 Certain Changes or Events...........................................17
   3.7 Title to Assets.....................................................19
   3.8 Leases..............................................................19
   3.9 Contracts...........................................................19
   3.10 Intellectual Property..............................................21
   3.11 Insurance..........................................................23
   3.12 Labor Union Activities; Employee Relations.........................23
   3.13 ERISA..............................................................24
   3.14 Litigation.........................................................24
   3.15 Compliance with Laws; Permits......................................25

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   3.16 Taxes..............................................................26
   3.17 Books and Records..................................................26
   3.18 Environmental Matters..............................................27

   3.19 Transactions with Affiliates.......................................28
   3.20 No Brokers or Finders..............................................28
   3.21 Investment Company Act.............................................28
   3.22 Real Property Holding Corporation..................................29
   3.23 Ownership of Singer Shares.........................................29
   3.24 Disclosure.........................................................29
   3.25 Real Estate........................................................29
   3.26 Shareholders.......................................................29
   3.27 Retail Locations...................................................30
   3.28 Singer Assets at Closing...........................................30

Section 4. Representations, Warranties, and Covenants of Sterling..........31

   4.1 Organization; Authorization.........................................31
   4.2 Conflicting Instruments; Consents...................................32
   4.3 Litigation..........................................................33
   4.4 Finders or Brokers..................................................33
   4.5 Sterling Common; Cash Payments......................................33
   4.6 Securities Filings and Disclosure Document..........................34
   4.7 Investment Intent...................................................34
   4.8 Repurchase of Shares................................................35
   4.9 Voting Stock........................................................35
   4.10 Prior Ownership....................................................35
   4.11 Investment Companies...............................................35
   4.12 Business Risk......................................................35
   4.13 Registration of Shares.............................................36

Section 5. Conduct of Singer Pending the Closing. .........................36

   5.1 Spin-Off Transaction................................................36
   5.2 Conversion of Company Stores........................................37
   5.3 Access to Properties and Records; Confidentiality...................39
   5.4 ....................................................................40
   5.5 Affiliates..........................................................40
   5.6 Meeting of Shareholders.............................................40
   5.7 Business in Ordinary Course.........................................40
   5.8 Employee Compensation...............................................41
   5.9 Accounting Practices................................................41

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   5.10 Landlord Consents..................................................41
   5.11 Negative Covenants.................................................41
   5.12 Liens..............................................................43
   5.13 Best Efforts.......................................................43
   5.14 Disclosure Schedule; Supplemental Disclosure.......................44

Section 6. Post-Closing Obligations........................................45

   6.1 Relocation of Philadelphia Franchisee...............................45
   6.2 Relocation of Westmoreland Franchisee...............................45
   6.3 Franchise Conversions...............................................46


Section 7. Conduct of Sterling Pending the Closing.........................47

   7.1 Recapitalization and Dividends......................................47
   7.2 Issue of Sterling Common Stock......................................47
   7.3 Employment Agreement................................................47
   7.4 Communication With Landlords........................................47

Section 8. Conditions Precedent--Sterling. ................................48

   8.1 Representations and Warranties True at Closing......................48
   8.2 Due Performance.....................................................48
   8.3 Opinion of Counsel..................................................49
   8.4 Books and Records...................................................49
   8.5 Revocation of Prior Authorizations..................................49
   8.6 Resignations........................................................50
   8.7 Acceptance by the Shareholders......................................50
   8.8 No Change in Condition..............................................50
   8.9 Spin-Off Transaction................................................50
   8.10 Bank Consent.......................................................50
   8.11 Exempt Registration................................................50
   8.12 Real Estate........................................................50
   8.13 Liens..............................................................50

Section 9. Conditions Precedent - The Shareholders.........................50

   9.1 Representations and Warranties True at Closing......................51
   9.2 Due Performance.....................................................51
   9.3 Officers' Certificate...............................................51
   9.4 Opinion of Sterling's Counsel.......................................52

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Section 10. Indemnification................................................52

   10.1 Survival of Representations and Warranties; Remaining
        Claims.............................................................52
   10.2 Indemnification by the Shareholders................................53
   10.3 Payment of Claim...................................................54
   10.4 Claims for Indemnification.........................................54
   10.5 Defense of Third Party Claims......................................56
   10.6 Indemnification by Sterling........................................57
   10.7 Certain Limitations................................................59

Section 11. Termination....................................................59

   11.1 Termination........................................................59
   11.2 Effect of Termination..............................................59

Section 12. General Provisions.............................................59

   12.1 Further Assurances.................................................59

   12.2 ...................................................................60
   12.3 Waiver.............................................................60
   12.4 Public Announcements...............................................60
   12.5 Brokers............................................................60
   12.6 Notices............................................................60
   12.7 Entire Agreement...................................................61
   12.8 Headings...........................................................61
   12.9 Governing Law......................................................62
   12.10 Assignment........................................................62
   12.11 Counterparts......................................................62


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                    AGREEMENT AND PLAN OF REORGANIZATION

                  THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of February 19, 1997, between Sterling Vision, Inc., a New York corporation ("Sterling"), and Sidney Singer, Alan Singer, and David Singer (collectively the "Shareholders" and individually a "Shareholder"), being the owners (both beneficially and of record) of all of the issued and outstanding capital stock of Singer Specs, Inc., a Delaware corporation ("Singer").

                  WHEREAS, Sterling wishes to acquire and the Shareholders wish to sell, transfer and convey to Sterling all of the issued and outstanding capital stock of Singer in a transaction intended to qualify as a reorganization within the meaning of ss. 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, Sterling and the Shareholders adopt this plan of reorganization and agree as follows:

Section 1. Exchange of Stock.

                  1.1 Number of Shares. Subject to the terms and provisions of this Agreement, on the Closing Date, as hereinafter defined, the Shareholders agree to sell, transfer and convey to Sterling, free and clear of any and all claims, liens and/or encumbrances, the number of shares of common stock of Singer and the number of shares of preferred stock (collectively, the "Transferred Stock") of Singer, shown opposite their respective names on Section 1.1 of the schedule of disclosures attached hereto as Schedule 1 (the "Disclosure Schedule"), in exchange for an aggregate number of unregistered shares of voting common stock of Sterling, $.01 par value per

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share (as the same may, from time to time, be increased or decreased pursuant to the terms hereof, being hereinafter collectively referred to as the "Shares"), to be determined by dividing $2,600,000 (subject to possible adjustment as hereinafter provided, said amount, as so adjusted, being hereinafter referred to as the "Valuation Amount") by the average bid price of said Shares during the thirty (30) day period immediately preceding the Closing Date, and reported by the Nasdaq National Market System (the "Closing Price"), to be issued on the Closing Date to the Shareholders in accordance with the respective percentages shown opposite their names in
Section 1.1 of the Disclosure Schedule (the "Exchange of Stock"). Each of the certificates representing the Shares shall contain the restrictive legends set forth on Exhibit A hereto.

                  1.2 Delivery of Certificates by Shareholders. The Exchange of Stock shall be effected by the delivery by the Shareholders to Sterling at the Closing of certificates representing all of the Transferred Stock endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer tax and other revenue stamps, acquired at the Shareholders' expense, affixed.

                  1.3 Pledge of Shares. As a means of securing the Shareholders' indemnification obligations under Section 10 hereof, on the Closing Date, each of the Shareholders shall execute and deliver to Singer a pledge agreement in form and content reasonably satisfactory to counsel to the parties hereto.

                  1.4 Further Assurances. At the Closing and from time to time thereafter, the Shareholders, at their sole cost and expense, shall promptly execute and deliver to

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Sterling and/or Singer and/or cause to be executed and delivered to
Sterling and/or Singer, as the case may be, such additional instruments and take such other action as Sterling and/or Singer may request in order to more effectively sell, transfer, convey and assign the Transferred Stock to Sterling and to confirm Sterling's title thereto, as well as to consummate any and all of the other transactions provided for herein.

                  1.5 Changes in Sterling's Capitalization.

                  If between the date of this Agreement and the Closing, the outstanding shares of Sterling voting common stock are, without the receipt of new consideration by Sterling, changed into, or exchanged for a different kind of shares or securities of Sterling through reorganizations, or reclassification, Sterling will issue and deliver to the Shareholders, in lieu of the Shares, such different kind of shares or securities of Sterling, in equitably adjusted amounts, such that the Shareholders will be treated no less equitably than any other stockholder of Sterling receiving such different kind of shares or securities. In the event of any such change in Sterling's capitalization, all references to Shares herein shall refer to the different kind of shares or securities of Sterling as thus adjusted.

                  1.6 Adjustment in Number of Shares.

                  Notwithstanding the foregoing calculation of the number of Shares of Sterling voting common stock to be issued to the Shareholders as set forth in Section 1.1, the following "Pre-Closing Adjustment" and "Post-Closing Adjustment" shall be made:

                  (a) Pre-Closing Adjustment.


                  In the event the appraised fair market value of that certain real estate located at 1909 Chestnut Street, Philadelphia, Pennsylvania (the "Real Estate") based upon the average of two

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appraisals performed, prior to Closing, by one appraiser retained by Singer and one appraiser retained by Sterling, each reasonably acceptable to the other, and each paid for by the party retaining said appraiser, is more or less than $700,000.00, the Valuation Amount shall be increased or reduced, as the case may be, by the difference between $700,000 and said appraised fair market value of the Real Estate; provided, however, that in the event the difference between the two appraisals is more than $100,000, the two appraisers shall select a third M.A.I. appraiser, who, prior to Closing shall, alone, determine the final fair market value of the Real Estate, the cost of which third appraiser shall be divided equally between Singer and Sterling.

                  (b) Post-Closing Adjustment.

                  In the event the Shareholders, within a maximum period of one hundred fifty (150) days following the Closing, shall not be able to cause all of Singer's Franchisees in existence as of the Closing Date (collectively, the "Existing Franchisees") together with each of their respective principal owners, to enter into new Sterling Optical Center Franchise Agreements and related documents, all as more particularly described in Sterling's Franchise Offering Circular, dated October 15, 1996 (the "UFOC") a copy of which has been delivered to the Shareholders prior to the date hereof, (but without the requirement that any such Franchisee pay to Sterling the "Initial Franchisee Fee" or any other fees associated with any such conversion; e.g., remodeling or conversion fees provided for therein, other than costs to be incurred in changing the name and exterior signage of such Existing Franchisee's premises, the installation of a POS system therein, and any fees payable to each such Existing Franchisee's legal advisors and/or landlord), the Valuation Amount shall be reduced by the product obtained by multiplying (i) the sum of $100,000.00 by (ii) a fraction, the numerator of which

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shall be the total annualized gross revenues (for the 12 month period immediately preceding the Closing) of those retail optical stores owned by those Existing Franchisees not so willing to convert to Sterling Optical Centers (as described above), and the denominator of which shall be the total annualized gross revenues (for the 12 month period immediately preceding the Closing) of all Existing Franchisees. In such event, the total number of Shares issued by Sterling (at the Closing) shall be reduced by that number of Shares determined by dividing such decrease in the Valuation Amount by the Closing Price of the Shares (collectively, the "Excess Shares"); and the Shareholders, upon receipt of Sterling's calculation of the Excess Shares, shall thereupon authorize, direct and/or cause such Excess Shares (in individual numbers to be determined by the Shareholders themselves) to be returned to Sterling for cancellation. Notwithstanding the foregoing provisions of this Subsection (b), such Post-Closing Adjustment of the Valuation Amount shall not take into account the gross revenues for the retail optical store operated by the Westmoreland Franchisee, as described in Section 6.2 hereof

                  (c) Fractional Shares

                  No fractional shares of Sterling will be issued in the Exchange of Stock. To the extent any Shareholder would be entitled to receive a fractional share of Sterling stock in the Exchange of Stock pursuant to the provisions of this Section 1, such fractional share shall be rounded up or down, as appropriate, to the nearest whole number of Shares.

                  1.7 Registration of Shares.

                  (a) Sterling and each of the Shareholders hereby acknowledge and agree that the Shares of Sterling to be issued in exchange for the Transferred Stock shall contain

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the restrictive legends referred to as Exhibit "A" hereto, shall be issued in the form of and shall constitute "restricted securities," as such term is defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued pursuant to the exemption from registration afforded by Section 4(2) of, or other provisions under, the Securities Act and Regulation D promulgated thereunder.

                  (b) Sterling hereby agrees to (i) use reasonable, good faith efforts to prepare for filing and file with the "Securities and Exchange Commission ("SEC") under the Securities Act, on or before April 15, 1997, (but in no event prior to the Closing Date) a registration statement on Form S-1, or Form S-3, or on any other appropriate form (the "Registration Statement") for the purpose of registering, on behalf of the Shareholders, the Shares of Sterling to be issued in connection with this Agreement, and (ii) use its reasonable good faith efforts to have the Registration Statement declared effective as promptly thereafter as is reasonably practicable. Immediately upon the effective date of the Registration Statement, Sterling shall replace the Shares with new Shares identical in form except that paragraph 1 of the restrictive legends set forth on Exhibit "A" shall be deleted. Sterling further agrees to use its reasonable good faith efforts to maintain the effectiveness of the Registration Statement, and to promptly filed with the SEC any supplements or post-effective amendments thereto which may be required in order to maintain such effectiveness for a period of not less than two (2) years from the Closing Date. The Shareholders shall not make any offers or sales pursuant to the Registration Statement following written notice by Sterling to the Shareholders that the Registration Statement is not current, until such time as Sterling shall provide written notice that offers and sales may commence. Sterling hereby agrees to bear all expenses associated with the

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Registration Statement other than the fees and expenses of the Shareholders
(and their attorneys and accountants), and any broker-dealers, agents or underwriters who participate in any sales of stock by such Shareholders thereunder.

                  (c) Each Shareholder agrees, at his sole cost and expense, to timely cooperate with Sterling in connection with the preparation and filing of the Registration Statement and any disclosure document prepared by Sterling for delivery to the Shareholders pursuant to Rule 502 of Regulation D (the "Disclosure Statement"), and to promptly furnish to Sterling any information concerning Singer, the Subsidiaries (as hereinafter defined), themselves, and/or any of their respective affiliates which counsel to the Shareholders determines to be required or otherwise appropriate to be disclosed therein and/or Sterling determines to be required or otherwise appropriate to be disclosed therein. The Shareholders hereby represent, warrant and agree that no such information furnished in writing to Sterling will contain any untrue statement of material fact or omit to state a fact necessary to make the statements contained therein not misleading. The Shareholders further agree that, prior to the filing of any such Registration Statement and/or Disclosure Statement, they, together with their counsel, will review such Registration Statement or Disclosure Document from time to time and suggest appropriate additions, deletions or revisions thereto to ensure that the information relating to each of them, Singer and/or the Subsidiaries, and/or any of their respective affiliates presented therein, remains true, accurate and complete in all material respects as of the date of review. Sterling hereby agrees not to revise, amend or otherwise change any such written information furnished by any Shareholder for inclusion in such Registration Statement or Disclosure Document in any material respect without prior consultation

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with the Shareholder furnishing the same. The Shareholders shall have no responsibility to Sterling hereunder for (i) any written information that is furnished by any of them pursuant to this Subsection 1.6(c) unless such information is included in the Registration Statement or Disclosure Document as submitted by such Shareholder(s) or as modified with the written consent of such Shareholder(s); or (ii) any such information unless all additions, deletions or revisions suggested by the Shareholders with respect thereto are incorporated in the Registration Statement or Disclosure Document, as the case may be, in their entirety. In addition, from time to time after the filing of said Registration Statement and Disclosure Statement, the Shareholders shall each promptly advise Sterling, in writing, of any material changes in any such information (previously furnished to Sterling hereunder) and/or any additional information concerning Singer, the Subsidiaries and/or any of them, and/or any of their respective affiliates that may be required to insure that the information contained in such Registration Statements and/or Disclosure Statement is true and correct in all material respects and does not omit to state a fact necessary to make the statements contained therein not misleading.

                  1.8 Restrictions on Resale. Any disposition of the Shares received by the Shareholders shall be effected in compliance with the provisions of this Agreement, the Pledge Agreement, and all applicable state and federal securities laws. In addition, any Shareholders who are affiliates of Singer shall not sell, transfer, convey and/or assign any of the Shares of Sterling received by them pursuant to this Agreement from the Closing Date until the date when Sterling has first published the results covering at least thirty (30) days of combined operations of Sterling and Singer following the Closing Date. In connection with the preceding sentence, Sterling hereby agrees to file with the SEC in a timely manner, without extension of time, and in compliance with applicable

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law (i) its Quarterly Report on Form 10-Q for the applicable fiscal period in which the Closing occurs; and (ii) all periodic reports until the date of effectiveness of the Registration Statement and during the period of its effectiveness thereafter. Subject to the foregoing limitations, the Shareholders shall be allowed to sell their Shares as follows:

                  (a) Subject to the terms of the Pledge Agreement, immediately upon the effective date of the Registration Statement, or if an exemption from registration under the Securities Act is otherwise available, immediately after Closing, which ever first occurs (the "First Sale Date"), an aggregate of ninety-five thousand (95,000) Shares may be sold, transferred, conveyed and/or assigned ("Initial Sale Shares"), regardless of the number of additional shares registered pursuant to such

Registration Statement.

                  (b) During the twelve (12) month period immediately following the Closing Date, no Shares (other than the Initial Sale Shares) may be sold, transferred, pledged, conveyed, assigned and/or encumbered.

                  (c) Subject to the terms of the Pledge Agreement, beginning on the first anniversary date of the Closing Date, up to an aggregate of 30,000 additional Shares (the "Additional Shares") may be sold, transferred, conveyed, pledged, assigned and/or encumbered by the Shareholders.

                  (d) Subject to the terms of the Pledge Agreement, beginning on the second anniversary date of the Closing Date, and continuing for each successive twelve (12) month period thereafter, up to an aggregate of to one-third (33.3%) percent of the difference between the aggregate Shares issued by Sterling pursuant to this Agreement (as the same may be increased

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or decreased pursuant to the terms hereof) and 125,000 Shares may be sold, transferred, conveyed, pledged, assigned and/or encumbered by the Shareholders

                  (e) The period of time between the Closing Date and the first date that the Shareholders shall not be restricted (pursuant to the provisions of this Section 1.8(c) from selling, transferring, conveying and/or assigning the Shares shall be referred to herein as the "Restricted Period". In each instance when Shares become available for release from the restrictions of this Section 1.8, the identity of whose Shares are to be released shall be determined by the Shareholders themselves.

                  (f) In the event Sterling shall undertake a registration of its common stock (other than a registration: (i) of the shares of its common stock underlying certain convertible debentures and/or warrants that may be issued by Sterling; (ii) of the shares of its common stock to be issued in repayment of a certain debt owed to B.E.C. Corporation and/or
(iii) pursuant to Form S-4 or S-8 [or Form S-3, if such registration covers an offering of the type contemplated by Form S-8] or any successor Forms thereto) which is declared effective by the SEC within the Restricted Period, the restrictions on sale set forth in subsections (b) and (c) herein shall be eliminated with respect to an aggregate of fifty (50%) of the remaining Shares, that is exclusive of the Initial Sale Shares and the Additional Shares. The balance of said Shares, however, shall continue to be restricted, on a pro-rata basis, over the remaining term of the Restricted Period.

                  (g) In the event any Shareholder shall actually sell any

of his or her Shares (then permitted to be sold pursuant to the terms hereof) in the open market at a price [exclusive of fifty (50%) percent of any and all commissions payable to broker-dealers, underwriters,

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etc.] less than the Closing Price of said Shares, Sterling shall, within twenty (20) days after its receipt of demand therefor, pay to such Shareholder an amount equal to the product of (i) the number of Shares actually sold by such Shareholder, and (ii) the difference between the Closing Price and the gross selling price [net of fifty (50%) percent of any such commissions] of such Shares actually so sold by such Shareholder; provided, however, that if , at any time after the expiration of thirty
(30) days following the respective dates that any of the Shares may be sold pursuant to the provisions of Subsections 1.8(a), 1.8(c) and 1.8(d) above, but prior to the date that any Shareholder shall actually sell any of the Shares in the open market (as hereinabove permitted), the closing bid price of Sterling's common stock shall be in excess of the Closing Price for five
(5) or more consecutive trading days, the obligation of Sterling (as set forth herein) shall not apply to any such Shares that could have been sold.

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                  (h) On the First Sale Date, and on each date thereafter
that Shares shall be released from the restrictions set forth in this
Section 1.8, Sterling shall immediately replace the Shares with Shares identical in form except that paragraph 2 of the restrictive legends set forth on Exhibit "A" shall be deleted.

                  1.9 Funding Singer At Closing, Sterling agrees to pay or cause to be paid (whether in the form of an intercompany loan and/or as a capital contribution) to Singer the sum of $300,000 (the "Liability Fund"), which proceeds shall be used by Singer to pay at Closing, within five (5) business days after receipt of written direction and authorization from Alan Singer given to Singer within a maximum period of one hundred fifty
(150) days following the Closing, all or a portion of those liabilities of Singer outstanding as of the Closing Date (other than the mortgages encumbering the Real Estate) which are set forth on Schedule 2 attached hereto. In no event shall any part of the Liability Fund be paid to the Shareholders or to pay any transaction expenses which would otherwise be the responsibility of the Shareholders pursuant to this Agreement. Notwithstanding the liabilities set forth on Schedule 2, Alan Singer shall have the absolute right to direct Singer, from time to time during the one hundred fifty (150) day period following the Closing, only, which of said liabilities should have a priority in payment or have allocated to them a greater or lesser portion of the Liability Fund.

                  1.10 Liability of Singer and the Subsidiaries. It is expressly understood that nothing contained herein shall be deemed to otherwise limit and/or absolve the Shareholders and the Spin-Off Companies (as defined in Section 5.1) from their joint and several, unconditional and absolute, obligation to indemnify Singer, Sterling and each

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of their respective affiliates, and hold each of them harmless from and against, any and all liabilities, claims, demands, actions and/or causes of action, suits, proceedings, and/or investigations (together with reasonable attorneys' fees and disbursements), whether foreseen or unforseen, absolute or contingent, ordinary or extraordinary, of Singer and/or the Subsidiaries, which arose and/or accrued prior to the Closing including, but not limited to: (i) any obligations pertaining to Singer's 401(k) plan;
(ii) employee salaries, and vacation and/or severance pay; (iii) the litigation described in Section 3.14 of the Disclosure Schedule; and (iv) the amount necessary to satisfy and discharge the existing mortgages encumbering the Real Estate, including, but not limited to, prepayment penalties and all interest accruing thereunder from and after the Closing Date to the date of the Shareholders actual payment to Singer of the amount necessary to satisfy and discharge the same, the terms and conditions of said indemnification obligation being those set forth in Section 10 hereof.

Section 2. Closing.

                  The Closing contemplated by Section 1.1 shall be held at the principal offices of Sterling, 1500 Hempstead Turnpike, East Meadow, New York, on or about March 6, 1997, unless another place or time is agreed upon in writing by the parties (the "Closing Date"). If on the Closing Date any condition precedent to the obligations of Sterling or the Shareholders to consummate the Exchange of Stock shall have not been satisfied, Sterling or the Shareholders, as the case may be, shall have the right, in each of their sole and absolute discretions, to agree, in writing, to defer (adjourn) the Closing until such date as all conditions precedent to such respective party's obligation to effect the Exchange of Stock have been satisfied, subject, however, to the rights of the parties set forth in
Section 11 hereof.

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Section 3. Representations and Warranties of Singer.


                  Each of the Shareholders hereby represent and warrant to Sterling that, except as set forth on the Disclosure Schedule attached hereto as Schedule 1 and specifically identifying the relevant subsection hereof, as of the date hereof and as of the Closing the following are and will be true and correct, in all material respects:

                  3.1 Organization, Good Standing and Qualification. Singer, and each of its subsidiaries (all of which are described on Section
3.1 of the Disclosure Schedule (collectively, the "Subsidiaries" and, together with Singer, the "Companies") is a corporation duly organized , validly existing and in good standing under the laws of the State of its incorporation. Each of the Companies has all requisite power and authority to carry on its business as now conducted. Each of the Companies is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could have a material adverse effect on its business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects (collectively, "Condition").

                  3.2 Capitalization. The capital stock of Singer, as authorized by its Certificate of Incorporation, a true and correct copy of which is annexed hereto as Exhibit "B", consists of 10,000,000 shares of common stock and 100,000 shares of preferred stock, of which only the Transferred Stock are issued and outstanding. Except as set forth in
Section 3.2 of the Disclosure Schedule, as of the Closing, Singer will not
(i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock other than the Transferred Stock to be sold, transferred and conveyed to Sterling hereunder, and no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of Singer; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose; or (iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or options. All of the issued and outstanding shares of Singer's capital stock have been duly and validly issued and are fully paid and nonassessable. Section 1.1 of the Disclosure Schedule sets forth a complete and correct list of the name of each of Singer's stockholders and the number of shares of Singer's capital stock owned by such stockholder.

                  3.3 Authority; Execution and Delivery; Requisite Consents, Nonviolation.

                  Each of the Shareholders has, and as of the Closing will have, and each of the Companies (including, but not limited to, the Spin-Off Companies [as said term is hereafter defined]), as of the Closing, will have all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by and/or to be executed by any of them and/or by any of the Companies, in connection herewith or pursuant hereto (this Agreement, together with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "Closing Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement is, and each of the Closing Documents will be, as of the Closing, duly executed and delivered by each of the Shareholders and/or each of any of the Companies which is a party thereto, as the case may be, and the legal valid and binding obligation of each of the Shareholders and/or each and any of the Companies, as the case may be, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity (the "Enforceability Exceptions"). Except as set forth in Section
3.3 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the other Closing Documents, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the transfer of the Transferred Stock to Sterling) will not (i) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with (collectively "Consents"), any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person") except for any such Consents, the failure of which to obtain would not, individually, or in the aggregate, have a material adverse effect on the Condition of the Companies or of the ability of the Shareholders to consummate the Exchange of Stock and the other transactions contemplated hereby; (ii) violate or conflict with any provision of the Certificate of Incorporation and/or the By-Law of any of the Companies as in effect immediately prior to the execution and delivery of this Agreement; or (iii) constitute a default (with or without notice or lapse of time or both) under, violate or conflict with, or give rise to a right of termination, cancellation or acceleration or to a loss of a material benefit under (collectively "Conflicts") any Law (as defined in Section 3.15 below), Contract (as defined in Section 3.9 below), rights relating to Intellectual Property (as defined in Section 3.10 below), Permit (as defined in Section 3.15 below) or Order (as defined in Section 3.14 below) to which any of the Companies and/or the Shareholders is a party or by which any of them, and/or their respective properties and/or assets, are bound, except for such Conflicts which do not, individually or in the aggregate, have a material adverse effect on the Condition of the Companies or of the ability of the Shareholders to consummate the Exchange of Stock and the other transactions contemplated hereby.

                  3.4 Subsidiaries. Section 3.4 of the Disclosure Schedule correctly sets forth all of the Subsidiaries of Singer, the place of incorporation of each such Subsidiary and its authorized capitalization, its shares of capital stock outstanding, and the record and beneficial owner of those shares. Immediately prior to the Closing, Singer will not own or control, directly or indirectly, any other Subsidiaries and/or any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity. There are not outstanding (and neither Singer nor any Subsidiary has any plan to issue, grant or enter into) any options, warrants, rights (including conversion or preemptive rights), subscriptions or agreements for the purchase or acquisition from or by Singer or any Subsidiary of any shares of capital stock of any Subsidiary. There are no voting agreements, voting trust agreements, shareholder agreements or other agreements relating to the capital stock of any of the Subsidiaries.

                  3.5 Singer Financial Information.

                  Singer previously has provided to Sterling its unconsolidated balance sheet as of

March 31, 1996, and the related unconsolidated statements of operations, stockholders' equity and cash flows for the twelve (12) months then ended, as audited by Rafter & Associates, P.C., who issued their opinion thereon, dated June 7, 1996 (the "Audited Financials"). Attached hereto as Schedule 3 is a true and correct copy of (i) the Audited Financials; and (ii) an unaudited consolidated balance sheet of Singer Optical Group, Inc., Vision Optical Co., Inc., Singer Discount Eyeglasses of Delaware, Inc., Singer Specs, Inc. and Singer Specs Advertising as of March 31, 1996, and December 31, 1996, and the related unaudited consolidated statements of operations, and stockholders' equity and cash flows for each of the twelve and nine month period then ended for said consolidated group of companies (the "Unaudited Financials" and, together with the Audited Financials, the "Financial Statements"). The Financial Statements are complete and correct in all material respects; are in accordance with the books of account, ledgers and records of such companies; have been prepared in conformity with generally accepted accounting principles applied, on a consistent basis except as noted therein; and present fairly the consolidated financial position, results of operations and cash flows of each such companies as of the respective dates thereof. Except as set forth in
Section 3.5 of the Disclosure Schedule, as of the Closing, the Companies will not have any obligation or liability, contingent or otherwise, other than (i) current (not more than 30 days past due) liabilities, each of which will have been incurred by each such Company in the ordinary course of business and consistent with past practice; (ii) obligations under those Contracts described in Section 3.9 of the Disclosure Schedule or contracts of a type not required to be described in Section 3.9 of the Disclosure Schedule; and (iii) the mortgage(s) encumbering the Real Estate (true and correct copies of which are contained in Schedule 4 annexed hereto) which, as of the Closing, will be current and have any approximate principal balance of $250,000.

                  3.6 Certain Changes or Events.

                  Except as set forth in Section 3.6 of the Disclosure Schedule, since December 31, 1996, the business of each of the Companies has been operated only in the ordinary course, consistent with past practice, and in addition to, and not in limitation of, the foregoing: (i) there has been no change in the Condition of any of the Companies, except for changes in the ordinary course of business consistent with past practice which have not been, in the aggregate, materially adverse to any such Company; (ii) to the best of each Shareholder's knowledge and belief, there has been no change of Laws, no revocation or change in any Contract or Permit or right to do business, and no other event or occurrence of any character, whether or not insured against, which has resulted, or could reasonably be expected to result, in a material adverse change in the Condition of any of the Companies; (iii) Singer has not authorized or made any distributions, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has Singer redeemed, purchased or otherwise acquired, or issued or sold, any of its interests, nor has Singer redeemed, purchased or otherwise acquired, or issued or sold, any of its capital stock or other equity interest; (iv) none of the Companies has entered into any material transaction, other than in the ordinary course of business and consistent with past practice; (v) none of the Companies has incurred any indebtedness for borrowed money or made any loans or advances to any Person (other than advances under the Companies' existing lines of credit with its banks made in the ordinary course of business the total amount of which, as of the date hereof, is set forth on Schedule 2 annexed hereto);

(vi) there has been no knowing waiver by any of the Companies of a valuable right or of a material debt owed to it; (vii) none of the Companies has failed to satisfy or discharge any Lien, except in the ordinary course of business and which is not material to the Condition of any such Company;
(viii) there has been no material change in any compensation, arrangement or agreement with any employee, director, stockholder or Affiliate (as defined below) except in the ordinary course of business consistent with past practice; and (ix) there has been no agreement or commitment by any of the Companies to do or perform any of the acts described in this Section
3.6 except in the ordinary course of business consistent with past practice. "Affiliate" of a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                  3.7 Title to Assets. Each of the Companies has good and marketable title to all of its assets and properties, free and clear of any liens, pledges, security interests, or encumbrances of any kind (collectively "Liens"), except (i) as disclosed in Section 3.7 of the Disclosure Schedule, (ii) Liens for current taxes not yet due which have arisen only in the ordinary course of business and consistent with past practice, (iii) in the case of leased property, the rights of the lessors under, and the terms and provisions of, the governing leases and any and all Liens affecting the fee interest or other interest of such lessors in the property covered thereby, and (iv) statutory and contractual lessor's liens granted in the ordinary course of business(collectively "Permitted Liens").

                  3.8 Leases. With respect to any assets or properties it leases, a description of each of which is set forth on Section 3.8 of the Disclosure Schedule, each Company holds a valid and subsisting leasehold interest therein, free and clear of any Liens, except Permitted Liens and except as set forth in Section 3.8 of the Disclosure Schedule, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of each of the Companies that are material to the conduct of its business in the ordinary course consistent with past practice are in good operating condition and repair, subject to ordinary wear and tear.

                  3.9 Contracts. Except for those (the "Scheduled Contracts") listed in Section 3.9 of the Disclosure Schedule, none of the Companies is a party to, nor are any of the Companies or any of their respective assets or properties bound by, or subject to, any contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") of the following types:


                  (a) any Contracts pursuant to which any of the Companies, or another party thereto, is obligated to pay in excess of ten thousand dollars ($10,000.00);

                  (b) any Contracts pursuant to which any of the Companies acquired the right to use any Intellectual Property or information that is material to, or necessary in the business of, such Company, or pursuant to which any of the Companies has granted to others the right to use, or which otherwise related to, its Intellectual Property;

                  (c) any Contracts (other than advances of expenses to employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyship or guarantees;

                  (d) any Contracts between any of the Companies, on the one hand, and any of their respective officers, directors, employees or any other Persons that beneficially own in excess of 5.0% of the outstanding equity interest of Singer (each a "Principal Owner"), or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, on the other;

                  (e) any deferred compensation agreements, bonus, pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and polices, retirement and severance plans and other employee compensation policies and agreements affecting employees of any of the Companies;

                  (f) any Contracts with any labor union affecting employees of any of the Companies;

                  (g) any Contracts which restrict any of the Companies from freely engaging in business or competing anywhere;

                  (h) any distributorship, customer sales or leasing Contracts; and

                  (i) any Contracts which otherwise are material to the Condition of any of the Companies.

                  Except as set forth in Section 3.9 of the Disclosure Schedule, all of the Scheduled Contracts are in full force and effect and constitute the legal, valid and binding obligations of each of the Companies that is a party hereto, except as the enforcement thereof may be limited by the Enforceability Exceptions; the Companies, and to the best of each Shareholder's knowledge and belief, each other party thereto has performed in all material respects all obligations required to be performed by it under the Scheduled Contracts, and no material violation exists in respect thereof on the part of any of the Companies or to the best of each Shareholder's knowledge and belief, any other party thereto with the giving of notice or lapse of time or both, would constitute such a material violation; none of the Scheduled Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Scheduled Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

                  3.10 Intellectual Property.

                  (a) (i) Set forth in Section 3.10(A) of the Disclosure
Schedule is a true, correct and complete list of all patents, trademarks, service marks, trade names, brand names, computer software programs, and registered copyrights, and any applications for any of the foregoing (collectively, the "Intellectual Property") of any kind in which any of the Companies has an interest or which is otherwise used in, or relates to the business of, such Company. Section 3.10(B) of the Disclosure Schedule contains a true, correct and complete list of all licenses or agreements that in any way affect the rights of the Companies to any of the Intellectual Property or any trade secret material to the Companies (the "Intellectual Property Licenses").

                  (ii) With respect to any Intellectual Property necessary to conduct its business, except as set forth in Section 3.10(C) of the Disclosure Schedule, each Company owns or has the right to use such Intellectual Property in its business.

                  (iii) Each of the Intellectual Property Licenses is in full force and effect and constitutes a legal, valid, binding and enforceable obligation in accordance with its terms against each Company which is a party thereto (and, to the best of each Shareholders knowledge and belief, each other Person which is a party thereto), except as to the enforcement thereof may be limited by the Enforceability Exceptions. Each Company has performed all material obligations imposed upon it under each of the Intellectual Property Licenses to which it is a party. None of the Companies nor, to the best of each Shareholder's knowledge and belief, any other party thereto, is in material default thereunder, nor, to the best of each Shareholder's knowledge and belief, is there any event that, with notice or lapse of time, or both, would constitute such a material default thereunder. None of the Companies has received any notice that any other party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by any Company in respect of any of the Intellectual Property, except the Intellectual Property Licenses. No director, officer, stockholder, employee or other Affiliate of Singer owns, directly or indirectly, in whole or in part, any of the Intellectual Property.

                  (iv) The consummation of the transactions contemplated hereby will not materially alter or impair the rights of any Company to any of such Company's Intellectual Property, or under any of the Intellectual Property Licenses.

                  (v) Except as set forth in Section 3.10(C) of the Disclosure Schedule no claim with respect to the Intellectual Property, or any Intellectual Property License which would adversely affect the ability of any Company to conduct it business as presently conducted is currently pending, or, threatened by any Person, nor does any of the Shareholders know of any grounds for any claim against any Company.

                  3.11 Insurance. Each of the Companies has in full force and effect (i) fire and casualty insurance polices, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of it properties that might be damaged or destroyed, (ii) all workers' compensation or similar insurance required by the laws of any jurisdiction in which the business of such Company is operated, (iii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by such Company or occurring as a result of the ownership, maintenance or operation by such Company of any automobile, truck or other vehicle, (iv) products liability insurance against claims for personal injury, death or property damage suffered as a result of the distribution, resale or use of products distributed, manufactured, produced or sold by such Company or services rendered by it, providing coverage in such amounts as is customary for companies of established reputation engaged in the same or similar business and similarly situated, and (vii) such other insurance policies as are sufficient for compliance with all requirements of Law and applicable agreements. Each of the foregoing policies is described in Section 3.11 of the Disclosure

Schedule.

                  3.12 Labor Union Activities; Employee Relations. Except as set forth in Section 3.12 of the Disclosure Schedule, no employee of any of the Companies is represented by any labor union or covered by any collective bargaining agreement; nor, to the best of each Shareholder's knowledge and belief, has any labor union sought to represent any employee of any of the Companies. There is no strike or other labor dispute involving any of the Companies pending, or to the best of each Shareholder's knowledge and belief, threatened. The employment of each officer and key employee of each of the Companies is terminable at will.

                  3.13 ERISA. Except as set forth in Section 3.13 of the Disclosure Schedule, neither Singer nor any of its Subsidiaries maintains (nor has Singer or any of its Subsidiaries ever maintained) nor does any of them have (nor has any of them ever had) any obligation under (including, without limitation, any obligation to contribute to) an employee benefit plan as described in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  3.14 Litigation. Except as set forth in Section 3.14 of the Disclosure Schedule and for matters in which the amount in controversy is less than $5000, there is no claim, demand, action, suit, proceeding, investigation or governmental approval process (collectively "Actions") pending or, to the best of each Shareholder's knowledge and belief, threatened against any of the Companies, or affecting any of the properties or assets of any of the Companies (including, without limitation any of its Permits), nor is there any basis for any such

Action. Except as set forth in Section 3.14 of the Disclosure Schedule, to the best of each Shareholder's knowledge and belief after due inquiry, there is no Action against any director, officer or employee of any of the Companies in connection with the business of any of the Companies which, in the event of an adverse judgment against any such Person, could have a material adverse effect on the Condition of any of the Companies, nor is there any basis for any such Action. The foregoing includes, without limitation, any Action pending or, to the best of each Shareholder's knowledge and belief, threatened (or any basis therefor known to each of the Shareholders) involving the prior employment of any employees of any of the Companies. Except as set forth in Section 3.14 of the Disclosure Schedule, none of the Companies nor any of their respective assets or properties, nor, in connection with its business, any stockholder, director, officer or employee of any of the Companies, is subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "Order") of any Governmental Authority which is material to the Condition of any such Company. Except as set forth in Section 3.14 of the Disclosure Schedule, there is no Action by any of the Companies currently pending or which any of the Companies intends to initiate which is material to the Condition of any such Company.

                  3.15 Compliance with Laws; Permits.

                  (a) Except as set forth in Section 3.15(A) of the Disclosure Schedule, none of the Companies has violated or failed to comply with, in any material respect, any statute, law, ordinance, rule, regulation or policy of any Governmental Authority (collectively "Laws") to which it or any of its properties or assets is subject. Each of the Companies has all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively the "Permits") that are material to the conduct of its business as presently conducted.

                  (b) Except as set forth in Section 3.15(B) of the Disclosure Schedule, all such Permits are, and as of the Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; and none of the Shareholders has any knowledge of any reason why such Permits may be revoked or suspended.

                  (c) Except as set forth in Section 3.15(C) of the Disclosure Schedule, all applications, reports, notices and other documents required to be filed by the Companies with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof. With respect to any required Permits, applications for which are either pending or contemplated to be made pursuant to the business strategy of the Companies, none of the Companies knows of any reason why such Permits should not be approved and granted by the appropriate Governmental Authority. None of the Companies, nor any of their respective officers or agents, has made any illegal or improper payments to, or provided any illegal or improper inducement of, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to any of the Companies.

                  3.16 Taxes. Except as set forth in Section 3.16 of the Disclosure Schedule:

                  (a) All federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other material tax returns and reports required to be filed by any Company in any other jurisdiction (collectively, "Returns") have been timely filed.

                  (b) To the best of each Shareholder's knowledge and belief, all such Returns are true, correct and complete in all material respects.

                  (c) All taxes, assessments, fees, interest, penalties and other charges with respect thereto (collectively, "Taxes") due or claimed to be due from any of the Companies have been paid except to the extent reserved against on the Financial Statements.

                  (d) No income tax return of any of the Companies has been audited by the applicable Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for any of the Companies for any period.

                  3.17 Books and Records. The books of account, ledgers and records of each of the Companies accurately and completely reflect, in all material respects, all information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable. The minute book of each Company fully sets forth all actions (to be taken by each such Company's Board of Directors and stockholders) which required Board of Directors and/or stockholder approval.

                  3.18 Environmental Matters. Except as set forth in
Section 3.18 of the Disclosure Schedule, to the knowledge of the Shareholders, the business assets and properties of each of the Companies are and have been operated and maintained in substantial compliance with all applicable federal, state, city and county and local environmental protection laws and regulations (collectively, the "Environmental Laws"). No event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute a material non-compliance by any of the Companies with, or a material violation by any of the Companies of, the Environmental Laws. None of the Companies nor, to the knowledge of each Shareholder, any of their predecessors, has caused or permitted to exist, as a result of an intentional or unintentional act or omission by any such Company, or, to the knowledge of each of the Shareholders, without any inquiry, by any contractor or supplier , a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is, or, was previously owned, leased, occupied or used by any of the Companies, or, to the knowledge of each of the Shareholders without any inquiry, any contractor or supplier of any of their raw materials, except where such disposal, discharge or release was in compliance with the Environmental Laws. Section
3.18 of the Disclosure Schedule contains a complete and correct list of the name and location of each site with respect to which any of the Companies has received notice that such Company is considered to be a potentially responsible person for cleanup or other liability in respect of Environmental Laws.

                  3.19 Transactions with Affiliates.

                  Except as set forth in Section 3.19 of the Disclosure Schedule, and except as provided in the footnotes to the Financial
Statements:

                  (a) None of the Companies has had any direct or indirect dealings with any past or present Principal Owner of Singer or with any of his or its Affiliates, associates or relatives;

                  (b) Except for employment arrangements with its employees, none of the Companies has any obligation to or claim against any past or present Principal Owner of Singer, or any of his or its Affiliates, associates or relatives, and no such Person has any obligations to or claim against any of the Companies;

                  (c) All products, services or benefits provided to any Company by any such Person, or provided by any Company to any such Person are provided at a charge equal to the fair market value of such products, services or benefits; and

                  (d) No past or present Principal Owner of any of the Companies, nor any of his or its Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity which is competitive with the Companies.

                  3.20 No Brokers or Finders. None of the Companies nor any of their respective Affiliates has entered or will enter into any agreement pursuant to which any of the Companies and/or Sterling will be liable, as a result of the transactions contemplated by this Agreement or any of the Closing Documents, for any claim of any person for any commission, fee or other compensation as finder or broker.

                  3.21 Investment Company Act.

                  To the best of each Shareholder's knowledge and belief, neither Singer nor any of its Subsidiaries is an "investment company", nor is Singer or any of its Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.


                  3.22 Real Property Holding Corporation.

                  To the best of each Shareholder's knowledge and belief, none of the Companies is, and none of the Companies have been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  3.23 Ownership of Singer Shares.

                  Each of the Shareholders owns his respective shares of Transferred Stock set forth opposite such Shareholder's name in Section 1.1 of the Disclosure Schedule free and clear of all any and all claims, liens and/or encumbrances (other than encumbrances created by this Agreement or solely by or in favor of Sterling).

                  3.24 Disclosure. In connection with Sterling's acquisition of the Transferred Stock as contemplated hereby, each of the Shareholders has disclosed to Sterling all material facts and information concerning the Companies and their Condition and has not made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or in any other Closing Document not misleading.

                  3.25 Real Estate. Attached hereto as Schedule 5 is a true and correct copy of a current title report on the Real Estate.

                  3.26 Shareholders. Each of the Shareholders is acquiring the Shares for investment purposes only and not with any present intention of distributing or selling the Shares except from and after the date the same are registered under the Securities Act, as contemplated hereby. The Shareholders have conducted an independent investigation of Sterling and each hereby acknowledges that their acquisition of the Shares involves business risks which make the future success of Sterling and Singer largely dependent upon the business ability of Sterling. Except as otherwise set forth herein, and in the Public Documents (as defined in Section 4.6) the Shareholders have not received or relied upon any warranty or guaranty, express or implied, as to the potential revenues, profits or success of Sterling.


                  3.27 Retail Locations. Section 3.27 of the Disclosure Schedule sets forth the locations of each retail optical store operated and/or franchised by the Companies, together with the identity of each Existing Franchisee of each franchised location.

                  3.28 Singer Assets at Closing. As of the Closing Date, the only assets which will be owned by Singer and/or the three (3) subsidiary corporations to be owned by Singer following the Closing shall be: (i) the POS system being used by Singer in connection with its franchised business; (ii) the Intellectual Properties set forth in Section 3.10(A) of the Disclosure Schedule; (iii) franchise agreements and related documents for Singer's Existing Franchisees; (iv) real estate leases for all locations for each of its Existing Franchisees and Company Stores (as defined in Section 5.1); (v) the Real Estate; (vi) accounts receivable and notes receivable from Existing Franchisees, other than those generated from the sale of assets to franchisees at Johnstown, Pennsylvania; New Britain, Pennsylvania; the Virgin Islands; and any other Company Store prior to Closing (such notes receivable being listed on Section 3.28 of the Disclosure Schedule); (vii) all corporate books and records including, but not limited to, books and financial records; and
(viii) all of the issued and outstanding stock of Singer Specs Associates, Inc., Singer Specs Enterprises, Inc., and Specs, Ltd (collectively, the "Remaining Assets").

Section 4. Representations, Warranties, and Covenants of Sterling.

                  Sterling represents and warrants to, and covenants with, the Shareholders as follows:

                  4.1 Organization; Authorization.

                  (a) Sterling is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Sterling is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing is not reasonably anticipated, individually or in the aggregate, to have a material adverse effect on the business of Sterling and its subsidiaries, taken as a whole, or the ability of Sterling to consummate the Exchange of Stock or any of the other transactions contemplated hereby (a "MAC Effect"). Sterling has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted, except where the failure to do so is not reasonably anticipated to result in a MAC Effect.

                  (b) Sterling has the necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Exchange of Stock, and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Exchange of Stock and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sterling. This Agreement has been duly executed and delivered by Sterling, constitutes the valid and binding agreement of Sterling and, except as the enforceability thereof may be limited by the Enforceability Exceptions, is enforceable against Sterling in accordance with its terms.

                  4.2 Conflicting Instruments; Consents.

                  (a) The execution and delivery by Sterling of this Agreement do not, and the performance by Sterling of its obligations hereunder and the consummation of the Exchange of Stock and the other transactions contemplated hereby will not, (i) violate any provision of the certificate of incorporation or the by-laws of Sterling, or (ii) except as set forth in Schedule 6 attached hereto, result in the creation of any lien, security interest, charge, claim or encumbrance upon any of the properties or assets of Sterling or any of its subsidiaries under, conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) or otherwise require a consent under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed or trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Sterling or any subsidiary thereof is a party or by which Sterling or any subsidiary thereof, or any assets or properties of Sterling or any subsidiary thereof, are bound or affected, except for any such conflicts which individually or in the aggregate is not reasonably anticipated to result in a MAC Effect.

                  (b) To the best of Sterling's knowledge, except for applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and applicable state securities and franchise laws, the execution and delivery by Sterling of this Agreement do not, and the consummation of the transactions contemplated hereby will not, result in a violation of, or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to, any court or administrative or other governmental body pursuant to, any statute, law, rule, regulation or ordinance applicable to Sterling, except for any such Governmental Consents, the failure of which to obtain is not reasonably anticipated to result in a MAC Effect.

                  4.3 Litigation. There is no pending or, to the best knowledge of Sterling, threatened action, suit, claim, proceeding, inquiry or investigation before or by any arbitrator, court, governmental department, commission, board, bureau, instrumentality, body or agency, domestic or foreign, involving or attempting to restrain or prevent the consummation of the Exchange of Stock and the other transactions contemplated by this Agreement or that might reasonably be expected to affect the right of the Shareholders to own the Shares of Sterling to be received by them in the Exchange of Stock.

                  4.4 Finders or Brokers. Sterling has employed no broker, finder, consultant or intermediary in connection with the Exchange of Stock and the other transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon consummation of such transactions.

                  4.5 Sterling Common; Cash Payments.

                  The Shares of Sterling to be received by the Shareholders in the Exchange of Stock have been duly authorized, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights or any applicable law; provided, however, that Sterling makes no representations as to the availability, on the Closing Date, of the exemption from registration pursuant to which the Shares will be issued (although an exemption from registration shall nonetheless be a condition precedent to the Shareholders' obligation to consummate the transactions set forth herein). Such Shares will, upon delivery thereof, be free and clear of all liens, charges, pledges, encumbrances, equities and claims whatsoever (other than encumbrances created by this Agreement). To the best of Sterling's knowledge and belief, as of the Closing, Sterling will have sufficient resources available to it to enable it to make the payments required by
Section 1.8 hereof.

                  4.6 Securities Filings and Disclosure Document. Sterling has furnished the Shareholders with copies of its most recent Annual eport on Form 10-K, as filed with the SEC, all Forms 10-Q and 8-K filed thereafter and all other filings made with the SEC after the filing of the most recent Form 10-K (collectively, the "Public Documents"). The Public Documents, at the time of their filing, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Subject to the provision of Section 1.7(c) hereof, the Registration Statement and Disclosure Document, as it pertains to Sterling prior to giving effect to the Exchange of Stock, when delivered to the Shareholders will not contain an untrue statement of a material fact and will not omit to state a fact necessary to make the statements contained therein not misleading.

                  4.7 Investment Intent. Sterling has no plan or intention to liquidate Singer; to merge into another corporation; to cause Singer to sell or otherwise dispose of any of its assets, except as contemplated hereby and except for dispositions made in the ordinary course of business and the possible sale of the Real Estate; or to sell or otherwise dispose of any of the

Transferred Stock acquired in the transaction, except for transfers described in ss. 368(a)(2)(C) of the Code. Sterling is acquiring the Transferred Stock for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Transferred Stock. Sterling will not sell, offer to sell or solicit offers to buy any of the shares of Transferred Stock in violation of the Securities Act or the securities law of any state. Sterling understands that the shares of Transferred Stock have not been registered under federal or any state's securities laws.

                  4.8 Repurchase of Shares. Except as otherwise contemplated by Section 1.5(b) of this Agreement and the Pledge Agreement, Sterling has no plan or intention to reacquire any of its Shares issued in the Exchange of Stock.

                  4.9 Voting Stock. Sterling will acquire the Transferred
Stock solely in exchange for the Shares. For purposes of this representation, Transferred Stock redeemed for cash or other property furnished by Sterling will be considered as acquired by Sterling. Further, no liabilities of the Shareholders will be assumed by Sterling except if and to the extent the repayment of any liability of any of the Companies and/or the performance of any obligation of any of the Companies is personally guaranteed by any such Shareholder and/or any such Shareholder could be held responsible or liable therefor, nor will any of the Transferred Stock be subject to any liabilities.

                  4.10 Prior Ownership. Sterling does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of Singer.

                  4.11 Investment Companies. To the best knowledge of Sterling, Sterling is not an investment company as defined in ss.
ss.368(a)(2)(F)(iii) and 368(a)(2)(F)(iv) of the Code.

                  4.12 Business Risk. Sterling has conducted an independent investigation of Singer and hereby acknowledges that its acquisition of the Transferred Stock involves business risks which make the future success of the Companies largely dependent upon the business abilities of Sterling. Except as otherwise set forth herein, Sterling has not received or relied upon any warranty or guarantee, express or implied, as to the potential revenues, profits or success of the Companies being acquired pursuant to this Agreement.

                  4.13 Registration of Shares. Sterling has no knowledge of any facts or circumstances which it can reasonably anticipate will result in any impediment to the registration of the Shares pursuant to the provisions of this Agreement.

Section 5. Conduct of Singer Pending the Closing.

                  The Shareholders represent and warrant that they have the authority and power to, and agree that they shall cause Singer to conduct itself in the following manner pending the Closing:

                  5.1 Spin-Off Transaction. Singer shall, prior to the Closing, (i) transfer, convey, and assign to one or more of its Subsidiaries (the "Spin-Off Companies")all of the assets of the Companies other than the Remaining Assets, including but not limited to all of the fixed assets and inventory located in Singer's four (4) existing retail stores formerly owned by Vision Optical Co., Inc. (if not otherwise converted to Franchises prior to Closing) (collectively, the "Company Stores") and all of the intercompany and shareholder receivables (but not accounts receivable or any notes receivable due from Existing Franchisees (all of which are set forth in Section 3.28 of the Disclosure Schedule); (ii) cause the Spin-Off Companies to assume all liabilities and obligations, under all of the Contracts and leases, other than those included in the Remaining Assets; (iii) cause the Spin-Off

Companies to assume one or more of each and every one all of the obligations and/or liabilities of the Companies arising and/or accruing at any time prior to the Closing and all obligations and/or liabilities of each of the Companies, except those obligations and liabilities arising and/or accruing from and after the Closing pursuant to those Contracts to be included as part of the Remaining Assets which are the only liabilities intended to remain with Singer after the Exchange of Stock; and (iv) distribute the stock of the Spin-Off Companies to the Shareholders in a transaction intended to qualify under Sections 368(a)(1)(D) and 355 of the Code as a tax-free "Spin-Off" (the "Spin-Off Transaction"). The Spin-Off Transaction shall include agreements, each to be in form and substance acceptable to counsel to the parties hereto, which provides inter alia, (i) for the assumption, by the Spin-Off Companies, on a joint and several basis, of all liabilities and obligations of the Companies which arose and/or accrued at any time prior to the Closing; (ii) for the assumption, by the Spin-Off Companies, of all leases, contracts and/or other agreements to which any of the Companies is a party, other than the Franchise Agreements and related documents with Existing Franchisees and the leases for all of the Companies' real estate other than its corporate offices and other than the leases for the two (2) Company Stores described in Subsection 5.2(f) hereof, each of which leases shall be assigned to and assumed by the Spin-Off Company which is the franchisee of each such location); (iii) for the indemnification of Sterling and Singer, on a joint and several basis, of all of the obligations and liabilities of the Shareholders hereunder and under each of the Closing Documents, as well as all liabilities, claims, demand, actions causes of action, suits, proceedings and/or investigations (together with reasonable attorneys' fees and disbursements) which arose and/or accrued prior to the Closing; all as contemplated by Section 1.10 and Section 10 hereof; and (iv) the obligation of the

Shareholders, upon receipt of the proceeds of sale from the Initial Sale Shares, to cause one or more of the Spin-Off Companies to pay off the principal balance, as of the Closing Date, of all mortgages on the Real Estate, together with accrued and unpaid interest thereon (to the date of Closing) and all interest accruing thereon from and after the Closing Date (to the date of such payment by the Shareholders) and any prepayment penalties required to be paid by the mortgagor upon the prepayment of said mortgages.

                  5.2 Conversion of Company Stores.

                  Simultaneously with the Closing, the Shareholders shall cause each Spin-Off Company which owns a former Company Store to execute and deliver to Sterling a Sterling Optical Center Franchise Agreement (for converted stores) for each said Company Store, together with such ancillary documents as are then customarily used by Sterling to grant franchises for Sterling Optical Centers in the states in which each of the Company Stores is located (each of which is described and contained in the UFOC) including, but not limited to, a collateral assignment of each Company Store lease and the personal guaranties of each of the Shareholders owning the stock of the Spin-Off Company in question, subject, nevertheless, to the following modifications:

                  (a) The Initial Franchisee Fee shall be waived;

                  (b) The payment of any transfer fee (with respect to the first transfer, only) shall be waived;

                  (c) The Spin Off Company, as Franchisee, shall have up to ninety (90) days from the Closing Date to change the tradename and signage at its Company Store(s) to "Sterling Optical";

                  (d) In the event of a transfer of any such Franchise Agreement to a new person, firm or entity, the transferee shall not obtain the benefit of any "Base Sales" exclusion (as described in the Sterling Optical Center Franchise Agreement);

                  (e) Subject to the provisions of Subsection 5.2(d), the Sterling Optical Center Franchise Agreement for the Company Stores currently located in Exton, Pennsylvania and Beaver Valley Mall, Pennsylvania shall provide for a Base Sales exclusion in accordance with the provisions of Sterling's "standard form" of Franchise Agreement (and without modification thereto); and

                  (f) Subject to the provisions of Subsection 5.2(d), the Sterling Optical Center Franchise Agreements for the Company Stores in each of the two (2) locations other than Exton, Pennsylvania, and Beaver Valley Mall, Pennsylvania (if not otherwise converted to Franchises prior to Closing) shall provide for a Base Sales exclusion during the initial twelve (12) months of the term thereof, only, and subject to such Spin-Off Company then being in compliance in all material respects with all of its obligations under this Agreement, the Closing Documents and the franchise agreement(s) and ancillary documents pertaining thereto, offer the Franchisee a one time opportunity, to be exercised by written notice given to Sterling within the thirty (30) day period immediately following the second anniversary of the term thereof , to cancel its Sterling Optical Center Franchise Agreements without any further liability or obligation to Singer and/or Sterling whatsoever, except if and to the extent Singer may be liable under the lease for the locations in question.

                  5.3 Access to Properties and Records; Confidentiality. Upon reasonable notice, each of the Companies will afford to the officers and other authorized representatives of Sterling full access to the property, books, and records of each of the Companies, within and without the regular operating hours of each of the Companies, in order that Sterling may have full opportunity to make such investigation as it shall desire to make of the affairs of each of the Companies, and the officers and other authorized representatives of each of the Companies shall furnish Sterling with such financial and operating data and other information as to the business and properties of each of the Companies as Sterling shall from time to time reasonably request. Sterling will not use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if the Closing does not take place, will hold all non-public information and documents obtained pursuant to this Section 5.3 in confidence. If this Agreement is terminated, Sterling will deliver to Singer all non-public documents and summaries thereof, so obtained or prepared by it.

                  5.4 [Intentionally Omitted].

                  5.5 Affiliates. Each of the Shareholders will provide Sterling with such information as may reasonably be requested by Sterling to determine the identity of those persons who may be deemed to be affiliates of Singer under Rule 145 promulgated by the SEC under the Securities Act, and a list of those persons whom Sterling believes may be deemed to be affiliates thereunder.

                  5.6 Meeting of Shareholders.

                  The Shareholders will cause Singer to call a meeting of its shareholders (the "Singer Shareholders' Meeting") to be held at such time as the Shareholders and Sterling shall agree upon, for the purpose of voting upon the Plan of Reorganization and the transactions contemplated by this Agreement.

                  5.7 Business in Ordinary Course.

                  The Shareholders will cause Singer to conduct its business in the ordinary course and will: (1) use their, and will cause Singer to use its best efforts to preserve its business organization intact, to keep available to Sterling the services of its present officers and employees, and to preserve the goodwill of suppliers, customers, and others having business relations with it;
(2) maintain its properties in proper repair, working order, and condition,

reasonable wear and tear and damage by casualty excepted; (3) keep in force at no less than their present limit all policies of insurance listed in Section
3.11 of the Disclosure Schedule; (4) promptly comply with the requirements of all governmental authorities (including, but not limited to, those pertaining the offer and sale of franchises); (5) make no material change in the customary terms and conditions on which it extends credit to customers; and (6) enter into no sale, lease, contract, commitment, or other transaction of the type described in Section 3.9 of the Disclosure Schedule; provided, however, that nothing contained in this Section 5.7 shall prohibit compliance by Singer with, or Singer's borrowing or repayment of funds pursuant to, any agreements or other commitments disclosed by Singer to Sterling in Sections 3.9 of the Disclosure Schedule.

                  5.8 Employee Compensation.

                  Singer will not institute, agree to, or amend any employment contract in excess of $15,000 per year, or any bonus, stock-option, profit-sharing, pension, retirement, incentive, or similar arrangement, except to grant normal individual increases in compensation in accordance with established agreements or procedures.

                  5.9 Accounting Practices. Except as required by generally accepted accounting principles, Singer will not make any changes in its accounting methods or practices.

                  5.10 Landlord Consents. Prior to, and as a condition to, the Closing, the Shareholders shall cause Singer and its Subsidiaries to obtain any consents required to be given by any of the landlords under the leases for each location at which the Existing Franchisees or Company Stores conduct their business as a result of the Exchange of Stock or the Spin-Off Transaction and shall use their reasonable good faith efforts to obtain the agreement of each such landlord to permit the change of the trade name of each such location to "Sterling Optical".

                  5.11 Negative Covenants. The Shareholders hereby covenant and agree that, during the period commencing on the date hereof and continuing until the Closing, they shall not permit or cause Singer to do any of the following without the prior written consent of Sterling, which consent shall not be unreasonably withheld:


                  (a) Singer will not declare any dividends on or make other distributions in respect of its (or any of the Subsidiaries) capital stock other than the Spin-Off Transaction described in Section 5.1. Without the prior written consent of Sterling, Singer and the Singer Subsidiaries will not amend their respective Articles of Incorporation or Bylaws;

                  (b) Singer will not, and will cause the Singer Subsidiaries not to, issue, authorize, or propose the issuance of, or purchase or redeem, or propose the purchase or redemption of, any shares of its capital stock or any class of securities convertible into, or rights, warrants, or options to acquire, any such shares or other convertible securities;

                  (c) Singer will not change the outstanding shares of Singer common stock or preferred stock into any different class by reason of any reclassification, recapitalization, split, combination, exchange of shares, or readjustment, or declare a stock dividend thereon;

                  (d) Singer will not, and will not authorize or permit any officer, director, employee, investment banker, attorney, accountant, or other representative, directly or indirectly to: (i) initiate contact with any person or entity in an effort to solicit, or in any manner reasonably likely to result in, any "Takeover Proposal" (as such term is defined below); (ii) except to the extent required by applicable law, furnish or cause to be furnished any non-public information concerning its business, properties, or assets to any person or entity in connection with any Takeover Proposal; or (iii) except to the extent required by applicable law, negotiate with any person or entity with respect to any Takeover Proposal. As used in this Section 5.12(d), "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving Singer and a third party, or for the acquisition of a substantial equity interest in Singer by, or the sale of substantially all of the assets of Singer to, a third party.

                  (e) Singer will not acquire or agree to acquire by merging with, consolidating with, purchasing all or substantially all of the assets of, or otherwise, any corporation, partnership, association, or other business organization or division thereof, except in the routine and ordinary course of business, and as a preliminary step to the Spin-Off Transaction.

                  (f) Singer will not refinance any debt secured by the Real Estate, nor sell, lease, pledge, encumber, or otherwise dispose of any of its (or any of its Subsidiaries) assets that are material, individually or in the aggregate, to the Condition of Singer (and/or such

Subsidiary), other than (i) those described in the Spin-Off Transaction, or
(ii) the sale of Company Stores to franchisees.

                  (g) Singer will not incur any indebtedness for money borrowed or issue or sell any debt securities, other than borrowings in the ordinary course of business.

                  (h) Singer will not modify or amend any Franchise Agreement (and/or any documents executed in connection therewith) or waive any of its rights thereunder, except that Singer may offer any incentives and pursue any course of conduct, including compromising any amount due in order to collect the receivables of its Existing Franchisees.

                  (i) Singer will not release any party from any guaranty in favor of Singer.

                  (j) Singer will not make any change in its banking and safe-deposit arrangements and will not grant any powers of attorney.

                  5.12 Liens. The Shareholders shall use their best efforts to cause all Remaining Assets except the Real Estate, to be free of all Liens, including those Permitted Liens disclosed in Section 3.7 of the Disclosure Schedule, as of the Closing Date. Sterling recognizes, however, that some of the Remaining Assets may be subject to one or more of the Permitted Liens, including those, if any, on Section 3.7 of the Disclosure Schedule, at Closing, but which are intended to be discharged at the same time the mortgages encumbering the Real Estate are to be discharged.

                  5.13 Best Efforts. The Shareholders will use their best good faith and diligent efforts to bring about the transactions contemplated by this Agreement as soon as practical, unless this Agreement is terminated as provided herein.

                  5.14 Disclosure Schedule; Supplemental Disclosure.

                  (a) Each of the parties hereto acknowledges and agrees that notwithstanding references contained throughout this Agreement to the contrary, certain sections of the Disclosure Schedule or Exhibits or Schedules have not been attached hereto as of the date hereof. Singer and the Shareholders hereby agree to deliver the remainder of the sections of the Disclosure Schedule or Exhibits or Schedules to Sterling as soon as practicable, but in no event later than February 28, 1997. The representations and warranties corresponding to such remaining sections of the Disclosure Schedule shall not be deemed to be effective until such sections are delivered pursuant to this Section 5.14(a). In the event, Sterling shall determine, in its reasonable discretion, that any section of the Disclosure Schedule or any Exhibit or Schedule furnished pursuant to this Section 5.14(a) is unacceptable, Sterling may, at its option, within five (5) business days of receipt of such remaining sections, terminate this Agreement by giving written notice thereof to the Shareholders.

                  (b) After it is delivered to Sterling, Singer and the Shareholders shall have the continuing obligation to promptly supplement or amend the Disclosure Schedule with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by Sterling; and provided, further that Sterling shall be deemed to have waived any breach created by any such supplement or amendment in the event Sterling elects to consummate the Exchange of Stock notwithstanding such breach.

Section 6.        Post-Closing Obligations.

                  6.1 Relocation of Philadelphia Franchisee.

                  The Shareholders shall, at their sole cost and expense, as soon as reasonably possible, but in no event later than five (5) months after the Closing, cause the Singer Franchisee currently occupying a portion of the Real Estate to relocate the assets of its existing store (and the transfer of the franchise therefor) to another location reasonably acceptable to Sterling and said Franchisee. Until such time as this Singer Franchisee is relocated to another location, or the Real Estate is sold, whichever first occurs, the Franchisee shall have the right to continue to occupy the Real Estate pursuant to the Lease Agreement and related documents currently in effect, copies of which are attached hereto as Schedule 7.

                  6.2 Relocation of Westmoreland Franchisee.

                  On or before ninety (90) days after the Closing Date, the Shareholders shall procure from its Franchisee located in the Westmoreland Mall (as a result of a conflict with one of Sterling's existing franchised stores) its written commitment to either: (i) relocate its assets to another location reasonably acceptable to Sterling and said Franchisee; or (ii) its intention to remain a Singer/Specs store in the Westmoreland Mall. In the event the

Franchisee elects to relocate and convert to a Sterling Optical Center [as described in Section 1.6(b)], the Shareholders shall accomplish the relocation within nine (9) months after the date of the Franchisee's written commitment, and within five (5) days after its receipt of demand therefor, Sterling shall reimburse the Shareholders for one-half (1/2) of the out-of-pocket fees, costs, and expenses actually and reasonably incurred in connection with said relocation, but in no event shall Sterling's one-half share exceed $50,000.00. In the event this Franchisee and Sterling cannot agree on a new location within said nine (9) month period of time, the Shareholders shall have no obligation to relocate the Franchisee. In the event this Franchisee elects to remain a Singer/Specs store in the Westmoreland Mall, the Shareholders shall obtain a written waiver from said Franchisee of any rights it may have (under its existing franchise agreement) as a result of the operation of a Sterling Optical Center in Westmoreland Mall. For purposes of this Section 6.2, the only relocation costs for which the Shareholders shall be liable (and Sterling liable for reimbursement for one-half) shall be the cost to remove the fixtures and equipment from the Westmoreland Mall store and transport the same to the new location (to the extent permitted by the new lease for such new location and, if not so permissible, to install new fixtures and equipment), the build out or remodeling of the new location so as to ready the same for such franchisee's use and occupancy, and commissions to a leasing broker.

                  6.3 Franchise Conversions. With respect to those of Singer's Existing Franchisees which elect to enter into a new Sterling Optical Center Franchise Agreement (as described in Section 1.6(b) hereof), as well as those Spin-Off Companies as the Franchisee of the Company Stores (as described in Section 5.2 hereof), Sterling agrees to use reasonable good faith efforts to assist said Franchisees in obtaining third party financing for the expansion of their respective existing operations, the renovation of their franchised locations and/or for general corporate purposes; provided, however, that the foregoing covenant shall not require Sterling and/or Singer: (i) to guaranty any obligations of any such Franchisee; and/or (ii) to subordinate any of its or their liens upon, or security interests in the assets of any such Franchisee; and/or (iii) to otherwise waive and/or modify it rights under (or increase its obligations under its Franchise Agreement (and ancillary documents) with any such Franchisee; and/or (iv) to incur any out-of-pocket expense in connection therewith.

Section 7. Conduct of Sterling Pending the Closing.

                  Sterling agrees that between the date hereof and the Closing:

                  7.1 Recapitalization and Dividends. With respect to the shares of Sterling common stock outstanding on the date hereof, Sterling will not combine such shares into a smaller number of shares, divide such shares into a larger number of shares, otherwise reclassify such shares, or effect any other recapitalization with respect thereto or declare any stock or other dividend; provided, however, that the foregoing shall not prohibit and/or restrict Sterling from issuing (or reserving for issuance) any additional shares of its capital stock and/or from granting options or warrants with respect to its capital stock.

                  7.2 Issue of Sterling Common Stock.

                  Sterling will provide for the issuance or transfer as of the Closing Date of all of the Shares into which the Transferred Stock are to be exchanged and converted upon the Closing Date.

                  7.3 Employment Agreement. Sterling and Alan Singer shall attempt to negotiate and enter into a Consulting Agreement pursuant to which Alan Singer will be retained by Sterling for a term of not less than one (1) year; provided, however, that the inability of such parties to enter into such Consulting Agreement shall not relieve any party hereto from complying with its/his obligations under this Agreement and/or otherwise modify or amend any of the provisions hereof and/or cause an adjustment in the number of Shares to be transferred to the Shareholders.

                  7.4 Communication With Landlords.

                  Sterling, without the prior approval of Alan Singer, which approval shall not be unreasonably withheld and/or delayed, shall not initiate any discussions and/or negotiations with any Landlord (of any location of a Singer Franchisee or Company Store)concerning a modification or amendment of its lease; provided, however, that the foregoing shall not prohibit Sterling from communicating with any such landlord in connection with its due diligence activities concerning Singer and/or in connection with obtaining any consents required of such landlord in connection with the consummation of the transactions as set forth herein.

Section 8. Conditions Precedent--Sterling.

                  All obligations of Sterling under this Agreement are subject, at Sterling's option, to the fulfillment, before or at the Closing, of each of the following conditions, each of which may be waived by Sterling, in its sole and absolute discretion:

                  8.1 Representations and Warranties True at Closing. The Shareholders shall have executed and delivered to Sterling a certificate, dated as of the Closing, certifying that: (i) the Shareholders' representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects and shall not omit to state any fact necessary to make any such representation and/or warranty not misleading; and (ii) all information contained in any Exhibit or Schedule annexed hereto and/or contained in any document and/or instrument furnished and/or delivered to Sterling pursuant to this Plan of Reorganization and/or in connection with the consummation of the transactions set forth herein (in each case whether prior to or after the date hereof) shall be true and correct in all material respects and shall not omit to state a fact necessary to make any such information not misleading.

                  8.2 Due Performance. The Shareholders shall have performed and complied with, and shall have caused Singer and each of its Subsidiaries, together with the Spin-Off Companies, to have performed and complied with, all of their respective responsibilities, obligations, agreements and/or covenants under, and of all the terms and conditions required by, this Agreement to be performed and/or complied with by each of them before (and/or simultaneously with) the Closing.

                  8.3 Opinion of Counsel. The Shareholders shall have delivered to Sterling an opinion of Singer's, the Shareholders' and the Spin-Off Companies' counsel, Caplan & Luber, LLP. dated as of the Closing, to the effect that (1) the representations in Sections 3.1 , 3.2, 3.3 (first two-sentences) and 3.4 are correct; (2) except as specified in the opinion, counsel has no reason to believe without further inquiry of any inaccuracy in the other representations contained herein; and (3) the stock certificates, stock powers, and other instruments to be delivered to Sterling at the Closing will be in proper in form and substance and will vest in Sterling good title to all of the issued and outstanding shares of capital stock of Singer, free and clear of all liens, charges, claims and encumbrances, and not subject to any adverse claims.

                  8.4 Books and Records. The Shareholders shall have caused Singer to make available and shall have delivered to Sterling all books and records of Singer, including, but not limited to, its minute books and stock transfer records.

                  8.5 Revocation of Prior Authorizations.

                  The Shareholders shall have delivered to Sterling certified copies of resolutions adopted by: (i) Singer's and each of its Subsidiary's respective board of directors authorizing all actions taken and/or to be taken by Singer or any such Subsidiary in connection with the consummation of the transactions set forth herein; (ii) Singer's board of directors revoking as of the Closing all prior authorizations, powers of attorney, designations, and appointments relating to the signing of checks, borrowing of funds, access to corporate safe-deposit boxes and other similar matters, to the extent requested by Sterling; and (iii) each of the Spin-Off Companies authorizing the actions taken and/or to be taken by the Spin-Off Companies in connection with the consummation of the transactions set forth herein.

                  8.6 Resignations. There shall have been delivered to Sterling the signed resignations of all of the directors and officers of Singer, dated as of the Closing.

                  8.7 Acceptance by the Shareholders.

                  The terms of this Agreement shall have been accepted by all of the Shareholders of Singer as evidenced by their signatures hereto.

                  8.8 No Change in Condition. The Shareholders shall have executed and delivered to Sterling a certificate, dated as of the Closing, certifying that, since March 31, 1996, there has been no material, adverse change in the Condition of Singer.

                  8.9 Spin-Off Transaction. The Spin-Off Companies shall have executed and delivered to Sterling the documents required of it pursuant to the terms of Section 5.1.

                  8.10 Bank Consent. Sterling shall have obtained Chase Manhattan Bank's consent to the terms and conditions hereof.

                  8.11 Exempt Registration. The exemption from registration (pursuant to which the Shares will be issued) is then available to Sterling and the Shareholders.

                  8.12 Real Estate. There shall have been no damage or destruction, due to a casualty taking place after the date hereof, to the Real Estate, the cost of which to repair is estimated to be in excess of $25,000.

                  8.13 Liens. The Shareholders shall have delivered to Sterling documentary evidence establishing that all Liens against any of the

Remaining Assets (other than the mortgages on the Real Estate and other than Permitted Liens) have been released and discharged.

Section 9. Conditions Precedent - The Shareholders.

                  All obligations of the Shareholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions, each of which may be waived by the Shareholders in their sole and absolute discretion:

                  9.1 Representations and Warranties True at Closing. The
Chief Executive Officer of Sterling shall have executed and delivered to the Shareholders a certificate, dated as of the Closing, certifying that: (i) Sterling's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects and shall not omit to state any fact necessary to make any such representation and/or warranty not misleading; and
(ii) all information contained in any Exhibit or Schedule annexed hereto and/or contained in any document and/or instrument furnished and/or delivered to the Shareholders pursuant to this Plan of Reorganization and/or in connection with the consummation of the transactions set forth herein (in each case whether prior to or after the date hereof) shall be true and correct in all material respects and shall not omit to state a fact necessary to make any such information not misleading.

                  9.2 Due Performance. Sterling shall have performed and complied with all of its responsibilities, obligations, agreements and/or covenants under, and of all the terms and conditions required by, this Agreement to be performed and/or complied with by it before (and/or simultaneously with) the Closing.

                  9.3 Officers' Certificate. The Shareholders shall have been furnished with a certificate signed by the counsel for Sterling, dated as of the Closing, certifying that, except as disclosed in such counsel's separate letter to counsel to the Shareholders, dated as of the date hereof, and except as disclosed in any Form 8-K filed by Sterling with the SEC, and/or in any press release published by Sterling (in each case, after said date but prior to the Closing), copies of which will have been delivered to the Shareholders' counsel, since September 30, 1996, there has been no material adverse change in the Condition of Sterling and its subsidiaries taken as a whole.

                  9.4 Opinion of Sterling's Counsel.

                  The Shareholders shall have received an opinion of Joseph Silver, Esq., General Counsel to Sterling, dated as of the Closing, to the effect that (1) the representations contained in Sections 4.1, and 4.2 hereof are true and correct in all material respect; (2) except as specified in the opinion, such counsel has no reason to believe, without further inquiry, of any inaccuracy in the representations contained in any of Sterling's representations and/or warranties contained herein; and (3) the Shares to be issued to the Shareholders pursuant to this Agreement will, when so issued, be validly issued, fully paid, and nonassessable and exempt from registration under the Securities Act.

Section 10. Indemnification.

                  10.1 Survival of Representations and Warranties; Remaining Claims.

                  (a) All representations and warranties of the Shareholders contained in this Agreement (whether set forth in Section 3 hereof or elsewhere herein) shall survive the Closing (and shall not be extinguished by any investigation made by or on behalf of any party hereto) for a period expiring eighteen (18) months after the Closing Date, at which time the Shareholders shall no longer be liable with respect thereto except as to any claims made pursuant to and in accordance with Section 10.4 in respect thereof by Sterling, Singer or any other Indemnitee on or before the expiration of such period; provided, however, that (i) the representations and warranties contained in
Section 3.1 and Section 3.4 shall survive the Closing indefinitely, and (ii) the representations and warranties continued in Section 3.16 shall survive the Closing for a period equal to the greater of three (3) years or ninety (90) days following the expiration of any applicable period of limitations, plus any extended period applicable thereto by reason of any waiver of such period of limitations.

                  (b) All representations and warranties of Sterling contained in this Agreement (whether made in Section 4 or otherwise) shall survive the Closing (and shall not be extinguished by any investigation made by or on behalf of any party hereto) for a period expiring eighteen (18) months after the Closing Date, at which time such representations and warranties shall expire and Sterling shall no longer be liable with respect thereto, except as to any claims made pursuant to Section 10.6 in respect thereof by the Shareholders or any other Indemnitee on or before the expiration of such period; provided, however, that the representations and warranties contained in Section 4.1 and Section 4.5 shall survive the Closing indefinitely.

                  (c) The covenants, obligations and agreements of the parties hereto set forth in this Agreement, (including, but not limited to, those set forth in this Section 10 hereof) as well as the covenants, obligations and agreements of the Spin-Off Companies shall not be affected by the expiration of any representations or warranties pursuant to this Section 10.1.

                  10.2 Indemnification by the Shareholders.

                  (a) The Shareholders and each of them, jointly and severally, hereby agree to indemnify Singer, Sterling and each of their respective subsidiaries and each of their respective officers, directors, agents and representatives (collectively the "Indemnitee") against, and hold them harmless from, any and all expenses (including expenses of investigations), claims, demands, losses, costs, deficiencies, actions, suits, proceedings, judgments, liabilities (including tax liabilities) and damages (including related counsel fees and expenses) of any nature whatsoever ("Losses") incurred or suffered by any of them in connection with or as a result of any of the following:

                  (i) any breach or inaccuracy of any representation or warranty of the Shareholders contained herein (whether set forth in Section 3 hereof or elsewhere) and/or in any document or instrument to be executed by the Shareholders or any of them, in connection with the consummation of the transactions provided for herein; and/or

                  (ii) any breach or default in the performance and/or observance of any of the covenants, agreements and/or obligations to be observed, performed and/or complied with: (A) by any of the Companies, pursuant to the terms and provisions hereof, prior to the Closing; or (B) by any of the Shareholders and/or the Spin-Off Companies, whether prior to or after the Closing, pursuant to the terms and provisions of this Agreement (including, but not limited to the matters set forth in Section 1.10 and 5.1 hereof) and/or any document, instrument and/or agreement, executed by the Shareholders (or any of them) and/or the Spin-Off Companies, in connection herewith; and/or

                  (iii) any Losses arising from or in connection with the past, present or future operations or activities of the Subsidiaries, Vision Optical Co., Inc., or the distribution of the stock of the Spin-Off Companies to the Shareholders(except future operations of those Subsidiaries acquired by Sterling as part of the Exchange of Stock).

                  10.3 Payment of Claim. Sterling shall provide the Shareholders with prompt notice of the payment or incurrence of any Losses. Upon the payment or incurrence of a Loss, the Shareholders shall promptly pay the Indemnitee the amount of such Loss.

                  10.4 Claims for Indemnification.

                  Within thirty (30) days after receipt by Sterling of a written notice of any claim or the commencement of any action which Sterling believes may give rise to a claim for indemnification under this
Section 10, Sterling shall notify the Shareholders, in writing, of the claim or the commencement of such action, but the failure to give such notice shall not relieve the Shareholders of any liability hereunder except if and to the extent such failure actually prejudices any such Shareholder with respect to such claim or action. Thereafter, Sterling shall deliver to the Shareholders within fifteen (15) days after its actual receipt thereof, copies of all written notices and documents (including court papers) received by Sterling relating to such claim or action, but the failure to deliver such notices or documents shall not relieve the Shareholders of any liability hereunder except if and to the extent such failure actually prejudices any such Shareholder with respect to such claim or action. Any claims for indemnification under this Section 10 must be asserted in writing (setting forth in reasonable detail a description of such claim, together with the facts and circumstances then known to Sterling and pertaining thereto , if any, available at the time of such notice which Sterling's good faith judgment form the basis therefor) to the Shareholders before (i) with respect to those matters referenced in Section 10.2(a)(i), the expiration of the applicable survival period, if any, set forth in Section 10.1 hereof, and (ii) with respect to those matters referenced in Section 10.2(a)(ii) and 10.2(a)(iii), the third anniversary of the Closing Date, provided, however, that any claim for Losses related to a breach of the representations and warranties contained in Section 3.1 or 3.4 may be asserted at any time; and provided, however, that any claim for Losses related to tax liabilities may be asserted at any time prior to the later of the third anniversary after the Closing and the date which is ninety (90) days following the expiration of any applicable period of limitations, plus any extended period applicable thereto by reason of any waiver of such period of limitations. Notwithstanding the foregoing, however, if notice of any claim for indemnification is timely given pursuant to this Section 10.4, litigation asserting any such claims for indemnification may be commenced subsequent to the expiration of any such applicable survival period.

                  10.5 Defense of Third Party Claims.


                  (a) With respect to the litigation more particularly described in Section 3.14 of the Disclosure Schedule, the Shareholders, at their sole cost and expense, shall continue in the defense of same.

                  (b) Except as otherwise set forth in Subsection 10.5(a) above, if, with respect to any claim (other than those described in Subsection (a) above, which may give rise to indemnity under this Section
10 resulting from or arising out of any claim or legal proceeding by a person other than Sterling, Singer or any other Indemnitee (including any claim or legal proceeding relating to whether any Loss, deduction or credit claimed by Sterling or any other Indemnitee for tax purposes with respect to a Loss is allowable) (a "Third-Party Claim"), the Shareholders, within twenty (20) days after their receipt of any such notice from Sterling, Singer and/or another Indemnitee providing such notice, acknowledge, in writing, to Sterling, Singer and/or any such other Indemnitee, the Shareholders' obligation to indemnify each of them pursuant hereto, the Shareholders, may, in such written notice to Sterling Singer and/or such other Indemnitee(s) acknowledging such obligation to indemnify, notify
Singer and/or such other Indemnitee(s) of their election to assume the defense of such claim or related legal proceeding and, in such event, the Shareholders at their sole cost and expense, shall take all steps necessary in the defense or settlement thereof, provided, that the Shareholders shall not expressly consent to a settlement or compromise of, or expressly consent to the entry of any judgment arising from, any such claim or legal proceeding without the prior written consent (not to be unreasonably withheld) of Sterling (it being understood that in considering whether or not to give such consent, Sterling shall be entitled to assess the implications of such settlement, compromise or judgment on the current or future conduct of its and/or Singer's business activities). In such event, Sterling and any other Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with their own counsel and at their own expense.

                  (c) If, with respect to a Third-Party Claim, the Shareholders, within the time period set forth above, neither acknowledge nor disclaim in writing to Sterling or any other Indemnitee the Shareholders' obligation to indemnify each of them pursuant hereto, or disclaim in writing to Sterling and any other Indemnitee the Shareholders' obligation to indemnify each or any of them pursuant hereto, Sterling or any other Indemnitee may defend against such claim or related legal proceeding with such counsel and in such manner as they deem appropriate, and may consent to the settlement or compromise of, or consent to the entry of a judgment arising from, such claim or legal proceeding without the consent of the Shareholders; provided, however that the Shareholders and their respective agents and representatives shall be entitled to participate in (but not control) the defense of any such action, with their own counsel and at their own expense.


                  (d) Whether or not the Shareholders choose to defend any claim or litigation for which Sterling, Singer or any other Indemnitee may be entitled to indemnification under this Section 10, each of the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and the provision to the Shareholders of records and information that are reasonably relevant to such claim or litigation, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  10.6 Indemnification by Sterling.

                  Sterling shall indemnify each of the Shareholders and their respective agents and representatives against, and hold them harmless from, any and all Losses incurred by any of them in connection with or as a result of the following:

                  (a) any breach or inaccuracy of any representation or warranty of Sterling contained herein (whether set forth in Section 4 hereof or elsewhere) and/or in any document or instrument to be executed or filed with any Governmental Authority by Sterling in connection with the consummation of the transactions provided for herein; and/or

                  (b) any breach or default in the performance and/or observance of any of the covenants, agreements and/or obligations to be observed, performed and/or complied with: (A) by Sterling pursuant to the terms and provisions hereof, prior to the Closing; or (B) by Sterling whether prior to or after the Closing, pursuant to the terms and provisions of this Agreement and/or any document, instrument and/or agreement, executed or filed with any Governmental Authority by Sterling in connection herewith; and/or

                  (c) any breach or inaccuracy of any representation or warranty made by Sterling in the Registration Statement or Disclosure Schedule; or

                  (d) any Losses (other than those attributable to a state of facts, events or other condition existing at Singer or any Singer
Subsidiary as of the Closing Date) arising from or in connection with the operations of Singer and those Singer Subsidiaries acquired in the Exchange of Stock as such operations are conducted by Sterling and/or its franchisees subsequent to the Closing Date. The foregoing indemnification shall be subject to and provided in the manner set forth in Sections 10.1(b), 10.3, 10.4, 10.5, and 10.7 hereof, modified, as applicable, to reflect Sterling as the indemnitors and the Shareholders and their respective agents and representatives as the indemnitee. For purposes of such modification, all references in such sections to "Sterling" shall be deemed to be references to "Shareholders" and vice versa.

                  10.7 Certain Limitations. Notwithstanding any other provision of this Section 10, (i) the Shareholders shall not be required to indemnify Sterling or any of the Indemnitee for any Loss to the extent the Shareholders are entitled to indemnification from Sterling hereunder with respect to such Loss or (ii) Sterling shall not be required to indemnify the Shareholders for any Loss to the extent Sterling is entitled to indemnification from the Shareholders hereunder with respect to such Loss.

Section 11. Termination.

                  11.1 Termination. This Agreement may be terminated (i) by mutual consent in writing; (ii) by either the Shareholders or Sterling if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by March 31, 1997, except if and to the extent resulting from a breach of either party's obligations hereunder or (iii) by either the Shareholders or Sterling if there has been a material misrepresentation or material breach of any warranty or covenant by the other party.

                  11.2 Effect of Termination. In the event of termination of this Agreement by either Sterling or the Shareholders, as provided in Section 11.1(i) or (ii), this Agreement shall forthwith become null and void and there shall be no liability on the part of either Sterling or the Shareholders, or their respective officers, directors, or affiliated entities. Nothing in this
Section 11.2 shall relieve any party from liability for any breach of this Agreement.

Section 12. General Provisions.

                  12.1 Further Assurances. At any time, and from time, after the Closing Date, each party will execute (and/or cause to be executed) such additional instruments and take

(and/or cause to be taken) such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  12.2 [Intentionally Omitted].


                  12.3 Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                  12.4 Public Announcements. The parties hereto agree that the form, content and timing of release of any public announcement concerning this Agreement will be subject to the prior approval of the Chief Executive Officer or President of Singer and Sterling, respectively, except that any party may make any such public disclosure which it believes in good faith to be required by law or by the terms of any applicable securities laws or applicable requirements of a stock exchange or securities market place (in which case such party will consult with the other parties prior to making such disclosure). The parties hereto agree to issue a mutually acceptable press release on or before ten (10) days after (a) the execution of this Agreement and (b) the Closing, or the earlier termination of this Agreement.

                  12.5 Brokers. Each party represents to the other party that no broker or finder has acted for it in connection with this Agreement and agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

                  12.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

                                    If to Shareholders:

                                    Alan Singer
                                    1219 East Granite View Drive
                                    Phoenix, Arizona  85044

                                              and

                                    David Singer
                                    1301 Lancaster Avenue
                                    Berwyn, PA  19312

                                    With a copy to:

                                    Caplan & Luber, LLP.
                                    40 Darby Road
                                    Paoli, PA  19301

                                    If to Buyer:


                                    Sterling Vision, Inc.
                                    1500 Hempstead Turnpike
                                    East Meadow, NY  11554
                                    Attention:  President

                                    With a copy to:

                                    Sterling Vision, Inc.
                                    1500 Hempstead Turnpike
                                    East Meadow, NY  11554
                                    Attention:  General Counsel

                  12.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof, including but not limited to that certain letter agreement dated October 18, 1996, among the parties hereto.

                  12.8 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  12.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law rules thereof.

                  12.10 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

                  12.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, with intent to be legally bound, this Agreement has been executed by the parties in the day and year first above written.

                  STERLING VISION, INC.

                  By:
                      --------------------------------
                  Name:
                        ------------------------------
                  Title:
                         -----------------------------

                    (SIGNATURES CONTINUED ON NEXT PAGE)

                  ------------------------------------
                  SIDNEY SINGER

                  ------------------------------------
                  ALAN SINGER

                  ------------------------------------
                  DAVID SINGER

                                 EXHIBIT A

                            RESTRICTIVE LEGENDS

                  1. The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Neither such securities nor any interest therein may be offered, sold or otherwise transferred, pledged or hypothecated, except pursuant to:
(1) a Registration Statement covering such securities or such interest and the disposition thereof that shall have become effective under the Act; or
(2) an exemption from registration under the Act relating to the disposition of such securities or such interest, and in each case in accordance with any applicable laws of any State of the United States.

                  2. The transfer of the securities represented by this Certificate is restricted pursuant to the terms of that certain Agreement and
Plan of Reorganization (the "Agreement"), dated             , 1997, among David
Singer, Alan Singer and Sidney Singer and Sterling Vision, Inc. Neither such securities nor any interest therein may be offered, sold or otherwise transferred, pledged, hypothecated or encumbered, except in strict compliance with the terms and conditions of the Agreement.

                                 SCHEDULES

Schedule 1                          Disclosure Schedule
Schedule 2                          Schedule of Liabilities
Schedule 3                          Financial Statements
Schedule 4                          Mortgages on Real Estate
Schedule 5                          Title Report for Real Estate
Schedule 6                          Sterling Conflicts
Schedule 7                          Lease for Franchisee of Real Estate



EXHIBITS

Exhibit A                           Form of Restrictive Legend

Exhibit B                           Singer Certificate of Incorporation

March 19, 1997

VIA FAX TO: (610) 640-9865

Messrs. Alan, David and Sidney Singer
c/o Joel Luber, Esq.
Caplan & Luber
40 Darby Road
Paoli, PA 19301

                  RE: STERLING VISION, INC. WITH SINGER SPECS, INC.

Gentlemen:

Reference is made to that certain Agreement and Plan of Reorganization (the "Agreement"), dated February 19, 1997, between Sterling Vision, Inc. ("Sterling") and each of you. All capitalized terms used (but not otherwise defined) herein shall have the identical meanings ascribed to them in said Agreement.

With respect to the foregoing, this letter will serve to confirm the understanding and agreement of the parties that the appraised fair market value of the Real Estate shall be $610,000.00.

If the foregoing correctly sets forth our understanding and agreement, kindly indicate such acceptance by signing, in the space indicated below, and returning to the undersigned a duplicate copy of this letter.

                                    Very truly yours,

                                    STERLING VISION, INC.

                                    By:/s/Joseph Silver
                                       ------------------------
                                       Joseph Silver,
                                       Executive Vice President &
                                       General Counsel

AGREED AND CONSENTED TO:
March ___, 1997
Mr. Alan Singer
Mr. David Singer
Mr. Sidney Singer

By: /s/Joel Luber
    ----------------------
    Joel Luber, Counsel

April 1, 1997

Via FAX: (610) 640-9865

Mr. Alan Singer
Mr. David Singer
Mr. Sidney Singer
c/o Joel Luber, Esq.
Caplan & Luber
40 Darby Road
Poali, Pennsylvania   19301

                  Re:  STERLING VISION, INC. WITH SINGER SPECS, INC.

Gentlemen:

Reference is made to that certain Agreement and Plan of Reorganization, dated February 19, 1997, as amended (the "Agreement") among Sterling Vision, Inc. ("Sterling") and each of you. All capitalized terms used (but not otherwise defined) herein shall have the identical, respective meanings ascribed to them in said Agreement.

When fully executed, this letter will serve to modify and amend said Agreement, as follows:

1. Section 1.1 of the Agreement is hereby amended to provide: (i) that the Closing Price shall be equal to the average bid price of Sterling's Common Stock during the period March 3, 1997 through and including March 31, 1997; and (ii) based upon the foregoing: (x) the Closing Price is hereby agreed to be $8.2094; and (y) the number of Shares to be initially issued to the Shareholders is an aggregate of 305,747 Shares;

2. Sections 1.1 and 1.8 of the Agreement are each hereby amended so as to permit each of David Singer and Alan Singer to pledge to Summit Bank an aggregate of 7,500 of the Initial Sale Shares to be issued to each of them, all pursuant to that certain Stock Pledge and Security Agreement to be dated as of March 31, 1997, between Summit Bank and each of David Singer and Alan Singer;

3. Subsection 1.8(f) of the Agreement is hereby modified and amended to delete the words "and/or" appearing on the fourth line thereof and to insert, after the words "...or any successor Form thereto" appearing in the sixth and seventh lines thereof, the following: "and/or (iv) of up to an aggregate, maximum of 250,000 shares of its Common Stock that may be issued in connection with its (or one of its subsidiary's) acquisition of substantially all of the capital stock and/or assets of another person or entity)...";

4. For purposes of Section 10.2(a)(ii)(B) of the Agreement, the term "Losses" shall exclude any Losses arising from or in connection with any breach or default in the performance and/or observance of any covenants, agreements and/or obligations to be observed, performed and/or complied with by any of the Shareholders and/or Spin-Off Companies in connection with the Sterling Optical Center Franchise Agreements and/or ancillary documents to be entered into for each Company Store as set forth in Section
5.2 of the Agreement;

5. Section 1.8 of the Agreement is hereby amended, as follows:

                  a. Subsection (a) thereof is hereby amended to change the words "...an aggregate of ninety-five thousand (95,000) Shares..." appearing in the third and fourth lines thereof to, "...an aggregate of one hundred thousand (100,000) Shares..."

                  b. Subsection (c) thereof is hereby amended to change the words "...up to an aggregate of thirty thousand (30,000) additional Shares..." appearing in the second line thereof, to "...up to an aggregate of forty thousand (40,000) additional Shares..."; and

6. Each of the Shareholders hereby consent to the form of disclosure (regarding this transaction) contained in SVI's Form 10-K For The Year Ended December 31,1996.

If the foregoing correctly sets forth our understanding and agreement, kindly indicate the same by signing, in the space below, and returning to the undersigned a duplicate copy of this letter.

                  Very truly yours,

                  STERLING VISION, INC.

                  By: /s/ Joseph Silver
                      ---------------------------
                      Joseph Silver,
                      Executive Vice President &
                      General Counsel

JS/pas

AGREED AND CONSENTED TO:
April 1, 1997


/s/ David Singer
--------------------------
David Singer

/s/ David Singer
--------------------------
Alan Singer
By: David Singer,
    Attorney-in-Fact

/s/ David Singer
--------------------------
Sidney Singer
By: David Singer,
    Attorney-in-Fact